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Exhibit 5.1

May 9, 2012

Hyperdynamics Corporation
12012 Wickchester Lane, Suite 475
Houston, Texas 77079

Re:
Registration Statement on Form S-8

Dear Ladies and Gentlemen:

        We have acted as counsel to Hyperdynamics Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer and resale of 5,000,000 shares (the "Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), which have been or will be issued pursuant to the Company's 2010 Equity Incentive Plan, as amended (the "Equity Plan"), consisting of: (i) 1,180,520 shares of Common Stock previously granted under the Equity Plan; and (ii) 3,819,480 Shares available to be granted and issued under the Equity Plan in the future. The Shares being registered by the Registration Statement are in addition to and of the same class as those securities covered by the Company's Registration Statement on Form S-8 previously filed on June 14, 2010 (File No. 333-167486).

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Act.

        In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) the Equity Plan; (ii) the Registration Statement; (iii) the Company's Certificate of Incorporation, as amended, as presently in effect; (iv) the Bylaws of the Company, as presently in effect; and (v) the resolutions adopted by the Board of Directors of the Company relating to the authorization for the Registration Statement, the Equity Plan and the applicable amendment thereto, the issuance of the Shares and other related matters; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons who have executed documents examined by us, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. In addition, we have assumed that the resolutions of the Company's board of directors or its applicable committee authorizing the Company to issue and deliver the Shares pursuant to the Equity Plan and the applicable award agreements will be in full force and effect at all times at which such Shares are issued and delivered by the Company, and that the Company will take no action inconsistent with such resolutions. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company.

        Based on the foregoing, and subject to the further limitation, qualifications and assumptions set forth herein, we are of the opinion that the Shares offered pursuant to the Equity Plan and the Registration Statement have been duly authorized for issuance by the Company, and when issued in the manner and for the consideration contemplated by the Plan, the applicable award agreements and the Registration Statement, have been or will be validly issued and fully paid and such Shares are or will be non-assessable.

        The above opinion is limited in all respects to the laws of the State of Delaware, and we express no opinion as to federal law, including the federal securities laws, state securities (or "blue sky" laws) or the laws of any other jurisdiction. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

        This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the references to us under the heading "Legal Matters" in the Registration Statement and any amendments and supplements thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ PATTON BOGGS LLP

Patton Boggs LLP

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  Exhibit 5.1